UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2016 (March 14, 2016)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13831	74-2851603
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 14, 2016, James F. O’Neil III resigned as president, chief executive officer and director of Quanta Services, Inc. (“Quanta” or the “Company”) as part of the Company’s ongoing leadership succession planning.

(c)(d) On March 14, 2016, the Company’s Board of Directors (the “Board”) named Earl C. (Duke) Austin, Jr. as president and chief executive officer and appointed Mr. Austin as a director to fill the vacancy on the Board. Mr. Austin will retain his current title of chief operating officer in addition to president and chief executive officer.

Mr. Austin, age 46, has served as chief operating officer of the Company since January 2013. He previously served as president of the electric power division and oil and gas division from May 2011 to December 2012 and had responsibility for oversight of power and pipeline operations since January 2011. He served as president of the oil and gas division from October 2009 to May 2011 and as president of North Houston Pole Line, L.P. (“North Houston”), an electric power and natural gas specialty contractor and wholly-owned subsidiary of Quanta, from 2001 until September 2009. He is currently a director of the Southwest Line Chapter of National Electrical Contractors Association. Mr. Austin holds a Bachelor of Arts degree in Business Management.

Mr. Austin will serve as a director until the Company’s next annual meeting of stockholders or until his earlier resignation or removal or when a successor is duly elected and qualified. Mr. Austin has not been appointed to any Board committees. There are no arrangements or understandings between Mr. Austin and any other person pursuant to which he was elected as a director or selected as an officer. Mr. Austin has no family relationship with any director, executive officer, or other person nominated or chosen by the Company to become a director or executive officer.

There are no transactions in which Mr. Austin has an interest requiring disclosure under Item 404(a) of Regulation S-K, except as described herein. North Houston is a party to certain facility leases with Properties, Etc., a general partnership of which Mr. Austin is a general partner and 50% owner. During 2015, North Houston paid an aggregate of $386,835 to Properties, Etc. in rent expense related to these leases and incurred $181,905 in costs associated with necessary leasehold improvements to one of these properties. These leases have various terms through September 2016, and as of December 31, 2015, provided for aggregate remaining lease obligations of $264,005 through the conclusion of the lease terms. In addition, North Houston is a party to a facility lease with Mr. Austin and paid Mr. Austin $144,000 in rent expense for 2015 related to this lease. As of December 31, 2015, the aggregate remaining lease obligations under this lease were $89,419 through the conclusion of the lease term in August 2016. Further, North Houston is a party to a facility lease with Mr. Austin’s father and paid Mr. Austin’s father $180,000 in rent expense for 2015 related to this lease. As of December 31, 2015, the aggregate remaining lease obligations under this lease were $111,774 through the conclusion of the lease term in August 2016. These leases relate primarily to facilities that were occupied by North Houston when Quanta acquired North Houston in 2001. Quanta believes that the rental rates of these leases do not exceed fair market value.

(e) In connection with Mr. O’Neil’s resignation, he entered into a Separation Agreement and General Release of All Claims (the “Separation Agreement”) with the Company dated March 14, 2016.

The Separation Agreement provides for, among other things, (i) Mr. O’Neil’s continuation as an employee through the separation date of April 1, 2016, (ii) a lump-sum payment by the Company to Mr. O’Neil in the amount of $2.2 million, less applicable withholding taxes, (iii) continued vesting of unvested time-based restricted stock units held by Mr. O’Neil according to the vesting schedule established upon grant, notwithstanding the separation of employment, (iv) the settlement of unvested performance units held by Mr. O’Neil based on actual Company performance measured at the end of the applicable 3-year performance period, on a pro rata basis according to the number of months of service relative to the 36-month performance period, (v) a mutual release of claims, (vi) certain restrictive covenants, including a covenant not to compete and a non-solicitation agreement, for a period of two years following the separation of employment, and (vii) an agreement to refrain from disclosure of confidential and/or proprietary information of Quanta. As an employee of the Company through April 1, 2016, Mr. O’Neil will remain eligible to receive incentive compensation payable to him in respect of the 2015 fiscal year in accordance with Quanta’s 2015 annual incentive plan, as determined by the Board’s Compensation Committee.

The foregoing summary of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 14, 2016, the Company issued a press release announcing the resignation of Mr. O’Neil as president, chief executive officer and director of the Company, and the appointment of Mr. Austin as president, chief executive officer, chief operating officer and a director of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 to this report.

The information furnished in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Separation Agreement and General Release of All Claims dated March 14, 2016 between James F. O’Neil III and Quanta Services, Inc.

99.1	Press Release of Quanta Services, Inc. dated March 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2016	QUANTA SERVICES, INC.

	By:	/s/ Steven J. Kemps
Name: Steven J. Kemps
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Separation Agreement and General Release of All Claims dated March 14, 2016 between James F. O’Neil III and Quanta Services, Inc.

99.1	Press Release of Quanta Services, Inc. dated March 14, 2016